UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2016

ILG, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address, if changed since last report)

Interval Leisure Group, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.    Amendments to articles of Incorporation or Bylaws; change in Fiscal Years.

On October 13, 2016, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to change our corporate name from Interval Leisure Group, Inc. to ILG, Inc. effective at 11:59 p.m. on October 14, 2016. A copy of the Certificate of Amendment of Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference.

In connection with our name change, our board of directors amended our by-laws to reflect the corporate name ILG, Inc., also effective on October 14, 2016. No other changes were made to our by-laws. A copy of the Fifth Amended and Restated By-laws reflecting this amendment is attached as Exhibit 3.2 hereto and incorporated by reference.

Our common stock will continue to trade on the NASDAQ Stock Market and beginning on October 17, 2016 the ticker symbol will change to “ILG”.

ITEM 9.01.    Financial Statements and Exhibits.

(d)                                 Exhibits to this Form 8-K

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation
3.2	Fifth Amended and Restated By-Laws of ILG, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILG, Inc.

	By:	/s/ Victoria J. Kincke
	Name:	Victoria J. Kincke
	Title:	Senior Vice President and General Counsel

Date: October 17, 2016